As filed with the Securities and Exchange Commission on June 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Cypherpunk Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-4412575
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

47 Thorndike Street

Suite B1-1

Cambridge, MA 02141

Telephone: (617) 714-0360

(Address of principal executive offices) (Zip Code)

Cypherpunk Technologies Inc. 2016 Equity Incentive Plan

(Full title of the Plan)

Douglas E. Onsi

Chief Executive Officer and President

Cypherpunk Technologies Inc.

47 Thorndike Street, Suite B1-1

Cambridge, MA 02141

(Name and address of agent for service)

(617) 714-0360

(Telephone number, including area code, of agent for service)

Copy to:

Julio E. Vega, Esq.

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110

(617) 951-8000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement on Form S-8, relating to the Cypherpunk Technologies Inc. 2016 Equity Incentive Plan, as amended, is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8, File No. 333-215787, filed on January 27, 2017;

•	Registration Statement on Form S-8, File No. 333-223707, filed on March 16, 2018;

•	Registration Statement on Form S-8, File No. 333-232066, filed on June 11, 2019;

•	Registration Statement on Form S-8, File No. 333-237295, filed on March 20, 2020;

•	Registration Statement on Form S-8, File No. 333-254360, filed on March 16, 2021;

•	Registration Statement on Form S-8, File No. 333-262409, filed on January 28, 2022;

•	Registration Statement on Form S-8, File No. 333-269586, filed on February 6, 2023;

•	Registration Statement on Form S-8, File No. 333-276726, filed on January 26, 2024; and

•	Registration Statement on Form S-8, File No. 333-286128, filed on March 26, 2025.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit

4.1	Fourth Amended and Restated Certificate of Incorporation of Leap Therapeutics, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K as filed on September 10, 2020).
4.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Leap Therapeutics, Inc. dated June 20, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q as filed on November 13, 2023).
4.3	Certificate of Elimination of the Series X Non-Voting Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q as filed on November 13, 2023).
4.4	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of Cypherpunk Technologies Inc. (f/k/a Leap Therapeutics, Inc.) dated November 12, 2025 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as filed on November 12, 2025).
4.5	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of Cypherpunk Technologies Inc., dated December 15, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed on December 16, 2025).
4.6	Amended and Restated Bylaws of Cypherpunk Technologies Inc. (effective as of November 12, 2025) (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as filed on November 12, 2025).
4.7	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s registration statement on Form S-4, as filed on November 16, 2016).
4.8	Description of the Registrant’s Securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed on March 16, 2026).
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this Form S-8).
99.1	Leap Therapeutics, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the registration statement on Form S-8 filed with the Commission on January 27, 2017).
99.2	First Amendment to the 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the registration statement on Form S-8 filed with the Commission on June 11, 2019).
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts on June 9, 2026.

CYPHERPUNK TECHNOLOGIES INC.

By:	/s/ Douglas E. Onsi
Name:	Douglas E. Onsi
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Khing Oei and Douglas Onsi, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

Chief Executive Officer, President, Chief
/s/ DOUGLAS E. ONSI	Financial Officer and Director (Principal	June 9, 2026
Douglas E. Onsi	Executive Officer and Principal Financial Officer)

/s/ KHING OEI	Chairman of the Board of Directors	June 9, 2026
Khing Oei

/s/ JAMES CAVANAUGH	Director	June 9, 2026
James Cavanaugh

/s/ THOMAS DIETZ	Director	June 9, 2026
Thomas Dietz

/s/ WILLIAM LI	Director	June 9, 2026
William Li

/s/ JOSEPH LOSCALZO	Director	June 9, 2026
Joseph Loscalzo

/s/ PATRICIA MARTIN	Director	June 9, 2026
Patricia Martin

/s/ NISSIM MASHIACH	Director	June 9, 2026
Nissim Mashiach

/s/ CHRISTIAN RICHARD	Director	June 9, 2026
Christian Richard

/s/ RICHARD L. SCHILSKY	Director	June 9, 2026
Richard L Schilsky

/s/ CHRISTOPHER K. MIRABELLI	Director	June 9, 2026
Christopher K. Mirabelli

/s/ WILL MCEVOY	Director	June 9, 2026
Will McEvoy